                                                                    EXHIBIT 10.9

                                LICENSE AGREEMENT

This License Agreement (the "Agreement") entered into effective as of April 1, 1998, by and between Arbor Software Corporation ("Arbor") and ShowCase Corporation ("ShowCase"), and supersedes the Arbor/ShowCase License Agreement dated December 19, 1995.

The parties hereto agree as follows:

1.       DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified below:

         1.1 "Authorized Partner" is defined as (a) a software reseller with a contractual relationship with Arbor or ShowCase which adds value by providing its own or third party applications in addition to the Essbase Software or the ShowCase AS/400 Port respectively, or (b) a systems integrator (service companies such EDS and Andersen Consulting), OEM, or other entity approved in writing by the other party. Under no circumstance may IBM be an Arbor Authorized Partner for the ShowCase AS/400 Port without the written approval of ShowCase, while ShowCase retains exclusive distribution rights to the ShowCase AS/400 Port in accordance with section 2.1.

         1.2 "Essbase Software" is defined as the Essbase Server, the Essbase Application Manager, the Spreadsheet Client, the Essbase Application Tools existing as of the effective date of this Agreement, and any future releases of such products developed or distributed by Arbor. Arbor agrees to negotiate in good faith to expand the definition of Essbase Software to include other software products not specified above that are either developed or distributed by Arbor after the effective date of this agreement.

         1.3 "First Level Support" is defined as the service provided in response to a customer's initial contact reporting a software problem.

         1.4 "Second Level Support" is defined as the service provided to reproduce and correct a software problem.

         1.5 "Third Level Support" is defined as the service provided to isolate a software problem at the software component level and to furnish a correction or circumvention of the software problem.

2.       SHOWCASE DISTRIBUTION RIGHTS

         2.1 Grant of License to Distribute Essbase Software on AS/400 Platform. Subject to the terms and conditions of this Agreement, Arbor grants to ShowCase an exclusive, non-transferable, non-sublicensable license to use certain technical information, including, without limitation, all algorithms, ideas, structure, organization , source code and other technical information, about the Essbase Software that are portable to the AS/400 platform (collectively, the "Technical Information") but only as a part of, and for the sole purpose of, permitting ShowCase to port the Essbase Software to the IBM AS/400 platform or any direct successor platform (such ported product to be referred to as the "ShowCase AS/400 Port"). Arbor also grants to ShowCase a worldwide license to distribute and sublicense through Authorized Partners and directly to end users executable versions (and only executable versions) of the ShowCase AS/400 Port. Except as provided in Section
         3.1 below, Arbor will not distribute the ShowCase AS/400 Port or grant any other party a license to do so, provided ShowCase fully meets all of its minimum royalty obligations set forth in Section 5.6 below. Notwithstanding anything to the contrary, this Agreement does not restrict Arbor's right to use or permit others to use the Technical Information for any purpose other than developing and distributing Essbase Software on the IBM AS/400 platform or any direct successor platform. The exclusive license described above shall become a nonexclusive license (subject to Sections 2.8 and 4.2) upon the exercise by Arbor of its Buy-Back Right described in Section 2.7 below or by operation of the provisions of Section 5.6 or upon the expiration of this agreement pursuant to Section 4.1.

         2.2 Grant of License to Distribute Essbase Software on Non-AS/400 Platforms. Arbor hereby grants to ShowCase a non-exclusive, worldwide license (subject to Sections 2.8 and 4.2) to distribute and sublicense the Essbase Software (i.e., all Essbase Software not ported to the AS/400 platform) to end users directly and through its Authorized Partners, subject to the terms of this Agreement. However, any distribution by systems integrators must be approved in writing in advance by Arbor, which approval will not be unreasonably withheld. The end user customer shall execute a software license agreement containing terms no less restrictive than, and at least as protective of Arbor's intellectual property rights as, those contained in Arbor's Software License Agreement attached to this Agreement. ShowCase's right to distribute and sublicense Essbase Software on non-AS/400 Platforms, both directly and through its Authorized Partners, shall be subject to the following conditions:

                  a. The end users must also license the ShowCase Warehouse Manager and Warehouse Builder products or replacement versions of such products and data must reside on or originate from an IBM AS/400; or

                  b. The end users must license a ShowCase business application built upon the Essbase Software and that adds significant value to the Essbase Software.

         2.3 Closing Responsibilities. ShowCase will be responsible for closing sales without substantial field sales support from Arbor. ShowCase will furnish customer contact information regarding each transaction to Arbor within 30 days after execution of the contract with the customer.

         2.4 Port Development. Arbor agrees to make available to ShowCase new releases of the Essbase Software for the purpose of port development no later than the earliest date on which Arbor makes such new releases available to its beta test customers. New releases of the Essbase Software are considered Technical Information and are subject to the confidentiality provisions contained in Section 9. ShowCase shall use its best efforts to develop and produce versions of the ShowCase AS/400 Essbase Server, the Essbase Application Manager and the Spreadsheet Client which are compatible with such new releases of the Essbase Software in a timely manner, so that the new version of the ShowCase AS/400 Port is available for general release no later than 180 days after the date of general release by Arbor of the new release of the Essbase Software on all platforms currently supported by Arbor. Porting the Essbase Application Tools and affiliated modules shall be at ShowCase's discretion. Distribution of new versions of the ShowCase AS/400 Port shall be subject to the same terms as are applicable to current versions of the ShowCase AS/400 Port.

         2.5 Trademark License.

                  a. License. Subject to the terms and conditions of this Agreement, Arbor hereby grants to ShowCase a non-exclusive, non-transferable license to use the name "Essbase" (the "Trademark") but only in connection with its marketing and distribution of the ShowCase AS/400 Port or the Essbase Software and any derivative works thereof expressly authorized under this Agreement. Every copy of the ShowCase AS/400 Port shall clearly and prominently display the Trademark and shall attribute authorship of the Technical Information to Arbor.

                  b. Quality Control. ShowCase shall (1) upon Arbor's request from time to time, supply to Arbor fully documented sample copies of the ShowCase AS/400 Port (in both source code and object code form) and any advertising and marketing materials, for Arbor's review and approval, which will not be unreasonably withheld; (2) modify the ShowCase AS/400 Port and any such advertising and marketing materials as may be requested by Arbor to give full attribution to Arbor, ensuring that the Arbor corporate and product names are noticeably and prominently identified and displayed in connection with the marketing and distribution of the ShowCase AS/400 Port. ShowCase's failure to substantially comply with the terms of this provision shall constitute a material default subject to
                  Section 4.2 below.

         2.6 Internal Use. Arbor hereby grants to ShowCase a non-exclusive, non-transferable license to use (*) ports of the ShowCase AS/400 Port and related modules for its internal business purposes at no additional charge or royalty. Arbor will not provide any support and maintenance services in connection with this license.

         2.7 Buy-Back Right. Arbor has the right at any time during the term of this Agreement to buy back (the "Buy-Back Right"), upon 12 months advance written notice, all rights to use and distribute the Technical Information granted hereunder, and all rights, title and interest in and to the ShowCase AS/400 Port (except for a non-exclusive, non-transferable, royalty bearing, worldwide license to distribute the ShowCase AS/400 Port, which shall be retained by ShowCase subject to the terms of this Agreement), and all items (including software and documentation) in which the Technical Information resides, or for which the Technical Information is or was used, including, without limitation to, all algorithms, ideas, structure, organization, source code and executables, and compilers incorporated into the ShowCase AS/400 Port by ShowCase. Exercise of the Buy-Back Right will not, by itself, affect the right of an authorized end user of the ShowCase AS/400 Port to exercise the rights properly granted such end user by ShowCase. The terms of the buy-back shall be as follows:

                  a. Amount. The amount to be paid for the Buy-Back Right shall be the greater of (1) $(*) , or (2) an amount equal to (a)(*), plus (b) (*) . In addition, at such time each party shall deliver to the other a report documenting gross license fees for the preceding 12 months. At either party's request, the other party shall permit the requesting party and its auditors to audit and review the other party's books and records (which shall be deemed to be Proprietary Information) to confirm the accuracy of the report.

                  b. Payment. Arbor shall pay to ShowCase a first payment of $(*) at the time it delivers its 12-month notice. ShowCase shall make delivery of technical information, source and object code, and documentation within 30 days of payment so that Arbor can begin to prepare for the support and sales of the ShowCase AS/400 Port product following the completion of the 12 month notice period. Arbor shall pay the balance of the Buy-Back Right price no later than 12 months after the date of the Buy-Back notice, provided that ShowCase shall have delivered to Arbor all technical information, source code, object code, and documentation for the ShowCase AS/400 Port prior thereto.

                  c. Technical Information. Within 30 days after receipt of Arbor's notice of the Buy-Back Right, ShowCase will deliver to Arbor a copy of the ShowCase AS/400 Port source code and of the Essbase source code that ShowCase currently has in its possession, and 12 months thereafter, ShowCase shall return to Arbor all copies of all Technical Information. Beginning 12 months after the exercise of the Buy-Back Right, Arbor shall assume responsibility for support of the ShowCase AS/400 Port.

         2.8 Nonexclusive License and Distribution Rights

                  a. Minimums for Nonexclusive License. ShowCase's nonexclusive license and distribution rights shall continue so long as the annual royalty payments received by Arbor from ShowCase are at least $(*) beginning as of the date the exclusive license converts to a nonexclusive license; provided that the $(*) shall increase at the rate of (*) percent per year (on a compounded basis). If Arbor fails to receive its minimum nonexclusive royalty payments specified above for any given year, ShowCase shall have the option to pay Arbor the remaining balance of the commitment for that year within 30 days after the end of that year, thereby meeting its commitment and protecting its nonexclusive distribution rights for the subsequent year. Any such payment will be treated as a credit towards royalty payments due to Arbor from ShowCase in the subsequent year, but shall not


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  be a credit towards meeting the next year's annual royalty minimum. Notwithstanding the foregoing, ShowCase's nonexclusive license and distribution rights shall in any event terminate if this Agreement is terminated in accordance with Section 4.2.


                  b. Nonexclusive License Royalty Rate. The royalty to be paid to Arbor by ShowCase for the nonexclusive license shall be as set forth in Section 5, except that if Arbor gives written notice of its Buy-Back Right, the royalty shall be as set forth in Section 5 for the 36-month period following the notice, and the royalty shall be (*) percent of the Arbor published list price thereafter, if applicable.

                  c. Maintenance Fees. During the period when ShowCase has nonexclusive rights, ShowCase or its Authorized Partners shall offer to their new customers two alternatives for maintenance. First, ShowCase can pay to Arbor an annual maintenance fee equal to (*) percent of the then-current Arbor local country list price for the ShowCase AS/400 Port, and then Arbor will provide First, Second and Third Level support directly to such customers. Such maintenance fee shall be payable in advance. After the first year of maintenance for a customer, Arbor will handle all renewals and will extend its maintenance contract to the customers at Arbor's then-current rates. Alternatively, ShowCase or its Authorized Partner can provide First and Second Level support and Arbor will provide Third Level support, and ShowCase will pay Arbor an annual maintenance fee equal to (*) percent of the then-current Arbor local country list price for the initial and additional renewal years.

         2.9 Development Copies. ShowCase shall have the right to provide copies of the ShowCase AS/400 Port to its Authorized Partners at (*) , provided that such copies are used by such Authorized Partners only for purposes of application development, customer hot-line support, and on-site demonstration. For any and all revenue-generating use of the ShowCase AS/400 Port, such as consulting and training, ShowCase will apply the effective royalty rate against Arbor's established discounted pricing for such uses.

3.       ARBOR DISTRIBUTION RIGHTS

         3.1 Grant of License to Distribute ShowCase AS/400 Port. Notwithstanding the grant to ShowCase of the exclusive license set forth in Section 2.1, Arbor hereby reserves to itself the right to distribute and sublicense the ShowCase AS/400 Port directly and through Arbor's Authorized Partners. The end user customer shall execute a software license agreement containing terms no less restrictive than, and at least as protective of ShowCase's intellectual property rights as, those contained in ShowCase's Software License Agreement attached to this Agreement. ShowCase acknowledges that Arbor's Software License Agreement attached to this Agreement satisfies the foregoing requirement. ShowCase shall be responsible for the delivery of the ShowCase AS/400 Port to such end users. For sales of full use licenses of the ShowCase AS/400 Port by Authorized Partners, any additional sales to that particular end user (whether to a different department division or location of the end user) shall be made by the Authorized Partner or ShowCase, and not Arbor or its Authorized Partners. Arbor's right to distribute and sublicense the ShowCase AS/400 Port in a given transaction through its own direct field sales force shall be subject to the following conditions (which conditions shall not apply to Authorized Partners):

                  a. Limited to end user sales in countries where Arbor has direct sales; and

                  b. Arbor's total revenue from the transaction must exceed $(*) and at least (*) percent of the established gross revenue before royalties and discounts of the Essbase Software must be on platforms other than the AS/400 or its direct successor; or


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  c. The end user must be an Arbor substantial customer. An Arbor substantial customer is an existing Arbor customer who has purchased software licenses and services from Arbor totaling at least $(*) during the 12 months immediately preceding the transaction in question; or

                  d. ShowCase declines to participate in the transaction after being notified of it in writing.

         3.2 Closing Responsibilities. Arbor will be responsible for closing sales without substantial field sales support from ShowCase. Arbor will furnish customer contact information regarding each transaction to ShowCase within 30 days after execution of the contract with the customer.

         3.3 Trademark License.

                  a. License. Subject to the terms and conditions of this Agreement, ShowCase hereby grants to Arbor a non-exclusive, non-transferable license to use the name "ShowCase" (the "Trademark"), but only in connection with its marketing and distribution of ShowCase AS/400 Port. Every copy of the ShowCase AS/400 Port shall clearly and prominently display the Trademark.

                  b. Quality Control. Arbor shall promptly: (1) upon ShowCase's request from time to time, supply to ShowCase fully documented sample copies of any advertising and marketing materials relating to the ShowCase AS/400 Port, for ShowCase's review and approval, which will not be unreasonably withheld; (2) modify any such advertising and marketing materials as may be requested by ShowCase. Arbor agrees to give full attribution to ShowCase, ensuring that ShowCase corporate and product names are noticeably and prominently identified and displayed in connection with the marketing and distribution of the ShowCase AS/400 Port. Arbor's failure to substantially comply with the terms of this provision shall constitute a material default subject to Section 4.3 below.

4.       TERM AND TERMINATION

         4.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue unless terminated in accordance with the provisions of this Agreement.

         4.2. Termination by Arbor. This Agreement may be terminated by Arbor upon any one of the following events:

                  a. If ShowCase materially breaches any material provision of this Agreement and fails to fully cure such breach within 30 days of written notice describing the breach.

                  b. If ShowCase shall seek protection under any bankruptcy, receivership, trust deed, creditor arrangement, composition or comparable proceeding, or if any such proceeding is instituted against ShowCase and not dismissed within 120 days.

                  c. If there is a "change of control" in the ownership of ShowCase (whether through acquisition, merger, consolidation, or reorganization) unless Arbor elects to waive such condition, which waiver shall not be unreasonably withheld. By way of clarification, ShowCase acknowledges that it shall not be unreasonable for Arbor to withhold such waiver if Arbor in good faith determines that the acquiring or surviving entity
                  (1) is not financially sound, (2) is a significant competitor,
                  (3) does not or is not likely to possess the technical know-how and expertise properly to maintain and support the ShowCase AS/400 Port, (4) does not or is not likely to allocate sufficient resources to the maintenance and support of the ShowCase AS/400


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  Port, or (5) is not able or willing to provide the necessary security for the protection of the Technical Information, the Arbor trademarks, or the Arbor Proprietary Information. For purposes of this Section 4.2.c, Arbor agrees that it will waive this condition if ShowCase is acquired by or merges with (*) provided that (*) is then a reseller of the Essbase Software. If (*) is not a reseller of the Essbase Software, then Arbor will, within 30 days after ShowCase's request, determine whether it will waive this condition for the succeeding 6 month period if ShowCase is acquired by or merges with (*) during such 6 month period. There is no limit to the number of times that this process may be repeated. A "change of control" shall mean any change in the actual or beneficial ownership of more than 50 percent (or, with respect to a then-existing holder of equity rights, such lesser amount as would be required for such holder directly or indirectly to hold more than 50 percent of the voting stock) of its voting stock in one or more related transactions.

         4.3 Termination by ShowCase. This Agreement may be terminated by ShowCase upon any of the following events:

                  a. If ShowCase gives written notice to Arbor of its desire to terminate the Agreement, which termination shall be effective 12 months after delivery of such notice.

                  b. If Arbor materially breaches any material provision of this Agreement and fails to fully cure such breach within 30 days of written notice describing the breach.

         4.4 Liabilities. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses. This section is not intended to preclude an action for damages against a party that commits a breach.

         4.5 Obligations on Termination. Upon termination of this Agreement by either party or naturally at the end of the term (a) all exclusive rights and licenses of ShowCase and restrictions on Arbor hereunder shall terminate; (b) ShowCase will immediately return to Arbor all Arbor Proprietary Information including the Technical Information, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof) and will cease using any trademarks, service marks and other designations of Arbor, and (c) in the event of a termination of this Agreement in accordance with Section 4.2, ShowCase's nonexclusive license set forth in Section 2.8 shall terminate and ShowCase shall, without additional consideration, assign, convey and transfer to Arbor all right, title and interest in and to the ShowCase AS/400 Port.

         4.6 Remedies. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

         4.7 After Termination. Upon the termination of this Agreement for any reason, the licenses granted by ShowCase and its Authorized Partners to its end user customers will remain in full force and effect, and Arbor will honor each such end user license, provided that the end user customer is not in default thereof. ShowCase will make good faith efforts to have each end user license agreement assigned to Arbor so that Arbor shall be the licensor. Arbor agrees that it will provide software maintenance and support services to all such end user customers, who are not in default of the terms of their license agreements, in accordance with its then-current terms, conditions, and prices. Arbor agrees to indemnify and hold harmless ShowCase from any liability to an end user customer arising from maintenance and support services provided by Arbor after the date on which Arbor agrees to provide such services to the end user customer in question.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.       ROYALTIES

         5.1 ShowCase Royalty Payment to Arbor. Except as provided in Sections 5.3, 5.4, and 5.5 below, ShowCase will pay Arbor a royalty for each copy of the ShowCase AS/400 Port and the non-ported Essbase Software distributed by ShowCase or its Authorized Partners. ShowCase will pay Arbor (*) percent of Arbor's then-current local country list price for the ShowCase AS/400 Port and (*) percent of Arbor's then-current local country list price for the non-ported Essbase Software, whether the sale is directly by ShowCase or by a ShowCase Authorized Partner. For those non-ported Essbase Software products for which Arbor pays royalties to a third party, the royalty for such products shall increase by (*) percent of the net royalties paid to the third party. ShowCase need not pay any royalties to Arbor with respect to the (*) running on the AS/400 platform when used for the direct loading of (*) via the ShowCase Warehouse Manager and Warehouse Builder products. Arbor agrees to provide ShowCase with 90 days prior written notice of any change in its relevant list prices. If Arbor offers any promotions with respect to the ShowCase AS/400 Port or the non-ported Essbase Software, Arbor agrees to notify ShowCase of such promotion and ShowCase's royalty payment to Arbor for sales during the promotion period shall be (*) . The royalties due Arbor hereunder shall be reduced as specified in Exhibit A for large transactions with a single customer. (*) . The parties agree to negotiate in good faith regarding discounts for large transactions not covered in Exhibit A.

         5.2 ShowCase Royalty Payment for Essbase Restricted Use Licenses. ShowCase shall be entitled to license restricted use licenses of the Essbase Software through its Authorized Partners. Restricted use licensing arrangements include programs under which Essbase may only be used for a specific application, or for a number of ports not to exceed (*) ports, and where the end user customer would be required to license a full use license to use the Essbase Software beyond these restrictions. For restricted use sales made by ShowCase's Authorized Partners of the Essbase Software, ShowCase shall pay Arbor a royalty of (*) percent of Arbor's then-current local country list price. These terms apply so long as the business terms to ShowCase's Authorized Partner are the same for both the ShowCase AS/400 Port and non-ported version of the Essbase Software.

         5.3 Royalties for IBM sales of the Essbase Software. For sales made by IBM or its channels of the ShowCase AS/400 Port, ShowCase shall pay Arbor a royalty of (*) percent of Arbor's then-current local country list price.

         5.4 Royalties for sales of the IBM AS/400 DB2/OLAP version of the Essbase Software. For sales made by (*) or its channels of the IBM AS/400 DB2/OLAP version of the Essbase Software, ShowCase shall pay Arbor a royalty of (*) percent of Arbor's local country list price in effect as of the effective date of this Agreement. For sales made by ShowCase or its Authorized Partners of the IBM DB2/OLAP server, ShowCase shall pay Arbor a royalty of (*) percent of Arbor's then-current local country list price for the ShowCase AS/400 Port, less any royalties paid to (*) , but the minimum royalty shall be (*) percent of Arbor's local country list price in effect as of the effective date of this Agreement. For purposes of this Section 5.4, the Arbor local country list price shall be adjusted to the then-current local country list price on or after the date (*) months from the effective date of the agreement between ShowCase and (*) , but in any case no later than (*). However, if, during the period between the effective date of this Agreement and the date referred to in the preceding sentence, Arbor's local country list price decreases, then the applicable Arbor local country list price as of the effective date of this Agreement shall immediately be decreased accordingly.

         5.5 Migrations. If any licensee of the Essbase Software on a non-AS/400 platform, licensed directly by Arbor, desires to convert to an AS/400, then such licensee shall license the ShowCase AS/400 Port from ShowCase or its Authorized Partner, and ShowCase shall pay royalties to Arbor with respect to such


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         license equal to (*) . However, if the licensee of the Essbase Software on a non-AS/400 platform has a restricted use license, then ShowCase or its Authorized Partner may license the ShowCase AS/400 Port and pay Arbor a royalty of (*) percent of Arbor's then current local country list price.

         5.6 Minimum Royalty Payments. In order for ShowCase to maintain the exclusive right to distribute the ShowCase AS/400 Port, subject to the reservation of rights granted to Arbor in Section 3.1, and subject to Arbor's Buy-Back Right set forth in Section 2.7, Arbor must receive the minimum royalty payments specified in (a) through (f) below. If Arbor fails to receive its minimum royalty payments specified below for any given Agreement Year (as defined in (a) through (f) below), ShowCase shall have the option to pay Arbor the remaining balance of the commitment for that Agreement Year within 30 days after the end of that Agreement Year, thereby meeting its commitment and protecting its distribution rights for the subsequent Agreement Year. Any such payment will be treated as a credit towards royalty payments due to Arbor from ShowCase in the subsequent year, but shall not be a credit towards meeting the next year's annual royalty minimum. If Arbor fails to receive its minimum royalty payment outlined below for a particular Agreement Year and ShowCase elects not to pay Arbor the remaining balance of the commitment for that Agreement Year, the exclusive distribution rights granted to ShowCase shall, as of such date, automatically become non-exclusive.

                  a. During the 12 months ending on March 31, 1998, the cumulative royalty and license payments to Arbor by ShowCase and by end users, respectively, of the ShowCase AS/400 Port (net of any royalties Arbor pays to ShowCase) shall equal at least $(*) . If ShowCase achieves this level, the period of exclusivity shall be extended through March 31, 1999. If ShowCase fails to achieve the stated level of cumulative royalty payments, the period of exclusivity shall end on March 31, 1998.

                  b. During the 12 months ending March 31, 1999, the cumulative royalty and license payments to Arbor by ShowCase and by end users, respectively, of the ShowCase AS/400 Port (net of any royalties Arbor pays to ShowCase) shall equal at least $(*) . If ShowCase achieves this level, the period of exclusivity shall be extended through March 31, 2000. If ShowCase fails to achieve the stated level of cumulative royalty payments, the period of exclusivity shall end on March 31, 1999.

                  c. During the 12 months ending on March 31, 2000, the cumulative royalty and license payments to Arbor by ShowCase and by end users, respectively, of the ShowCase AS/400 Port (net of any royalties Arbor pays to ShowCase) shall equal at least $(*) . If ShowCase achieves this level, the period of exclusivity shall be extended through March 31, 2001. If ShowCase fails to achieve the stated level of cumulative royalty payments, the period of exclusivity shall end on March 31, 2000.

                  d. During the 12 months ending on March 31, 2001, the cumulative royalty and license payments to Arbor by ShowCase and by end users, respectively, of the ShowCase AS/400 Port (net of any royalties Arbor pays to ShowCase) shall equal at least $(*) . If ShowCase achieves this level, the period of exclusivity shall be extended through March 31, 2002. If ShowCase fails to achieve the stated level of cumulative royalty payments, the period of exclusivity shall end on March 31, 2001.

                  e. If the term of the Agreement has been extended as provided above, then during the 12 months ending on March 31, 2002, the cumulative royalty and license payments to Arbor by ShowCase and by end users, respectively, of the ShowCase AS/400 Port (net of any royalties Arbor pays to ShowCase) shall equal at least $(*) . If ShowCase achieves this level, the period of exclusivity shall be extended through March 31, 2003. If ShowCase fails to achieve the stated level of cumulative royalty payments, the period of exclusivity shall end on March 31, 2002.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  f. If the term of the Agreement has been extended as provided above, then during the 12 months ending on March 31, 2003, the cumulative royalty and license payments to Arbor by ShowCase and by end users, respectively, of the ShowCase AS/400 Port (net of any royalties Arbor pays to ShowCase) shall equal at least $(*) . If ShowCase achieves this level, the period of exclusivity shall be extended through March l, 2004. If ShowCase fails to achieve the stated level of cumulative royalty payments, the period of exclusivity shall end on March 31, 2003.

         5.7 Payment Terms to Arbor. All payments due Arbor under this Agreement shall be paid to Arbor thirty days after the end of the calendar month in which they are accrued. Amounts not paid within such thirty day period shall bear a late fee equal to (*) percent per month on the outstanding amount or the maximum rate permitted by applicable law, whichever is less. No part of any amount payable to Arbor hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which ShowCase might have against Arbor, any other party or otherwise.

         5.8 Arbor Royalty Payment to ShowCase. Arbor shall pay ShowCase a royalty for each copy of the ShowCase AS/400 Port distributed by Arbor or its Authorized Partners. Such royalty shall be equal to (*) percent of ShowCase's then-current local country list price, but not to exceed (*) percent of (*) percent of the then-current Arbor local country list price for a similar software product running on a UNIX platform, whether the sale is made directly by Arbor or by an Authorized Partner. The parties agree to negotiate in good faith regarding discounts for large transactions. ShowCase agrees to provide Arbor with 90 days' prior written notice of any change in its relevant list price.

         5.9 Arbor Royalty Payment to ShowCase For Restricted Use Licenses. Arbor shall be entitled to license restricted use licenses of the ShowCase AS/400 Port through its Authorized Partners. Restricted use licensing arrangements include programs under which the ShowCase AS/400 Port may only be used for a specific application, or for a number of ports not to exceed (*) ports, and where the end user customer would be required to license a full use license to use the Essbase Software beyond these restrictions. For restricted use sales made by Arbor's Authorized Partners of the ShowCase AS/400 Port, Arbor shall pay ShowCase a royalty of (*) percent of the ShowCase then-current local country list price. These terms apply so long as the business terms to Arbor's Authorized Partner are the same for both the ShowCase AS/400 Port and non-ported version of the Essbase Software.

         5.10 Payment Terms to ShowCase. All payments due ShowCase under this Agreement shall be due no later than 30 days after the end of the calendar month in which they are accrued. Amounts not paid within such 30-day period shall bear a late fee equal to (*) percent per month on the outstanding amount or the maximum rate permitted by applicable law, whichever is less. No part of any amount payable to ShowCase hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which Arbor might have against ShowCase, any other party, or otherwise.

6.       MAINTENANCE

         6.1 Maintenance for ShowCase Customers. ShowCase shall provide First Level Support and Second Level Support (as well as Third Level support for the ShowCase AS/400 Port) to those customers who have purchased the ShowCase AS/400 Port or the Essbase Software from ShowCase or its Authorized Partners. Arbor will provide First Level Support, Second Level Support and Third Level Support directly to ShowCase (and not to its distributors or end users) with respect to all such sales. Arbor will also provide maintenance releases and/or software upgrades. For such support, ShowCase shall pay Arbor (a) (*) percent of the cumulative prior years' royalties from all customers, or (b) $(*) per agreement year, whichever is higher; provided, however, that royalties from end users that have canceled their licenses of the ShowCase AS/400 Port or the Essbase Software shall not be included. Application and product support through Arbor's Application Field Support Group ("AFSG") will be made available to ShowCase


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         at a rate equal to (*) percent of the rate set forth on Arbor's published AFSG consulting services fee schedule at the time such services are to be rendered.


         6.2 Maintenance for ShowCase AS/400 Port Sales by Arbor. Arbor and its Authorized Partners shall offer to their customers of the ShowCase AS/400 Port two alternatives for maintenance. First, Arbor or its Authorized Partner can collect or cause to be collected and promptly pay to ShowCase an annual maintenance fee equal to (*) percent of the then-current ShowCase local country list price for the ShowCase AS/400 Port, and then ShowCase will provide First, Second and Third Level support directly to such customers. After the first year of maintenance for a customer, ShowCase will handle all renewals and will extend its maintenance contract to the customers at ShowCase's then current rates. Alternatively, Arbor or its Authorized Partner can provide First and Second Level support and ShowCase will provide Third Level support, and Arbor or its Authorized Partner will pay ShowCase an annual maintenance fee equal to (*) percent of the then current ShowCase local country list price.

         6.3 Maintenance After Arbor Buy-Back. For the first 12 months after Arbor has exercised its Buy-Back Right, the maintenance obligations described above will remain the same. Thereafter, Arbor will be responsible for maintaining the ShowCase AS/400 Port. ShowCase maintenance payment terms will remain as described in Section 6.1 for 12 months following the exercise of the Buy-Back Right.

7.       PRODUCT AND PORTING

ShowCase will own the ShowCase AS/400 Port, but will not own (and hereby quitclaims and assigns to Arbor any rights or interests in or to) any of the Technical Information licensed hereunder and any derivative works thereof. ShowCase will own any attachments or add on products or modules to the ShowCase AS/400 Port, which have been or are developed by or for ShowCase without use of any source code of the ShowCase AS/400 Port.

8.       MARKETING SUPPORT

         8.1 Support Assistance. Arbor will provide the following marketing, sales and support assistance (outlined below) at no charge.

                  a. ShowCase may access Arbor's Service Partners (where Arbor has the right to grant such access) to outsource ShowCase AS/400 Port related service requirements.

                  b. ShowCase and Arbor will jointly develop a plan for their respective technical support organizations for problem resolution.

                  c. ShowCase may deliver evaluation copies of the ShowCase AS/400 Port to prospects for trial use for a period not to exceed (*) .

                  d. ShowCase has the right to make copies of the ShowCase AS/400 Port for demonstration purposes.

                  e. ShowCase and Arbor will make commercially reasonable efforts to develop integrated marketing programs.

                  f. ShowCase and Arbor will develop marketing communications positioning detailing ShowCase as Arbor's recommended solution for the AS/400 market.

                  g. Arbor agrees to provide ShowCase with copies of the Essbase Software running under the Windows NT or Windows 95 operating systems, in numbers as requested by ShowCase to


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  meet the needs of its sales force and that of its Authorized Partners. Such copies are strictly and exclusively for purposes of conducting demonstrations for customers and prospects. These licensed demonstration copies may not be copied, distributed, or used for any other purpose including but not limited to test, evaluation, and internal use by ShowCase or its customers. Arbor will not provide any support and maintenance services in connection with this license, other than to provide updates whenever they are generally released to customers.

         8.2 Marketing Assistance Fees (MAF). Arbor may contact ShowCase whenever it becomes aware of an opportunity to license the ShowCase AS/400 Port and ShowCase may contact Arbor whenever it becomes aware of an opportunity to license the Essbase software. Such referrals will be handled as provided below.

                  a. A Marketing Assistance Fee ("MAF") is a fee paid to the party who supplies the other with a qualified referral for a previously unidentified ShowCase AS/400 Port or Essbase software license sales opportunity ("Opportunity"). MAFs apply only to specific Opportunities and require the other party to be actively involved.

                  b. A party officially registers an Opportunity with the other party by using the Qualifying Order Form which is attached to this Agreement. This form must be completed in full by the requesting party in order to uniquely identify the Opportunity. The management of the party fulfilling the order approves the MAF request by signing and dating the form and forwarding the original to the Channel Program Administrator in Sunnyvale (Arbor) or Rochester (ShowCase) for approval by the Vice President of Sales. After approval, copies will be distributed to the appropriate organizations in both parties. The original will be filed at the party fulfilling the order. MAF requests must be submitted and approved before the order is submitted. If the business closes, the party fulfilling the order will make payment to the requesting party thirty (30) days after receipt of payment from the customer. If for any reason funds need to be returned to the customer, the requesting party which received the MAF will refund the appropriate amount of the MAF received, upon proper billing from the other party.

                  c. A MAF request is valid for 90 days from the date of approval. If the Opportunity does not close during the 90 days, the term may be extended at the discretion of the party fulfilling the order for an additional 90 days. To approve this change the previously approved Qualifying Order Form must be resubmitted, signed and dated again. No opportunity may be extended more than 90 additional days.

                  d. The MAF is (*) percent of the net software license revenue received by the party fulfilling the order and will be paid for each qualified referral. The maximum MAF for each specific new referral is $(*). The maximum cumulative MAF amount paid for referrals within a single account is $(*).

9.       CONFIDENTIALITY

ShowCase will keep the terms of this Agreement, and any letter of intent, negotiations, and all technical or commercial information, including, without limitation, all Technical Information, received from Arbor, confidential (collectively, the "Arbor Proprietary Information"). Similarly, Arbor will keep the terms of this Agreement and any letter of intent, negotiations, and all technical or commercial information received from ShowCase, confidential (collectively, the "ShowCase Proprietary Information"; the ShowCase Proprietary Information and the Arbor Proprietary Information together may be referred to as the "Proprietary Information"). Each party shall only use the other party's Proprietary Information as expressly and unambiguously provided in this Agreement, and each party shall maintain and not disclose to any third party (and shall similarly bind its employees in writing) any such Proprietary Information of the other party without the other party's prior written consent. However, a party shall


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

not be obliged to maintain the confidentiality of any Proprietary Information of the other party that the receiving party can document:

                  a. is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

                  b. is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

                  c. was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party; or

                  d. was independently developed by employees or consultants of the receiving party without access to such Proprietary Information; or

                  e. is required to be disclosed by court or government order, provided that the other party has been given notice of and all opportunities to contest or limit the scope of such order.

10.      ADDITIONAL SHOWCASE COVENANTS AND REPRESENTATIONS

Except as expressly and unambiguously provided herein and as conditions of ShowCase's license hereunder, ShowCase represents, warrants and agrees:

                  a. Not to delete, alter, add to or fail to reproduce in and on any copy of the ShowCase AS/400 Port or any media the Arbor name and any copyright or other notices appearing in or on any copy, media or master or package materials provided by Arbor or which may be required by Arbor at any time.

                  b. To use its best efforts to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof. ShowCase will not contest the use by or authorized by Arbor of any trademark (other than an existing ShowCase trademark or a trademark confusingly similar thereto) or application or registration therefor, whether during or after the term of this Agreement.

                  c. To maintain a file of all persons and entities to which it distributes a copy of ShowCase AS/400 Port, including the name and address of such person or entity, the serial number designation of the copy of the ShowCase AS/400 Port, the date of delivery of the copy of the ShowCase AS/400 Port and the license agreement therefor, and to permit Arbor or a representative to examine and audit such records, records relevant to license fees and any related records (which shall be deemed to be ShowCase Proprietary Information) during reasonable business hours. If such an audit uncovers a deficiency in reporting or payments greater than 5 percent, ShowCase shall bear the audit expenses.

                  d. To comply with all export laws and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of any Arbor Proprietary Information, ShowCase AS/400 Port, Essbase Software or any copy of any direct product thereof in violation of any such laws and regulations. ShowCase shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of all material or items deliverable by Arbor to any location and shall demonstrate to Arbor compliance with all applicable laws and regulations prior to delivery thereof by Arbor.

                  e. In addition to and without in any way limiting ShowCase's other obligations hereunder, to use all methods to protect Arbor's rights with respect to the Arbor Proprietary Information as it uses to protect its own or any third party's software, confidential information or rights of similar nature.

11.      MISCELLANEOUS

         11.1 Warranty Disclaimer. THE TECHNICAL INFORMATION AND SERVICES PROVIDED TO SHOWCASE HEREUNDER ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. FURTHER, ARBOR DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE TECHNICAL INFORMATION OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

         11.2 Limitation on Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, (A) EXCEPT WITH RESPECT TO A BREACH OF
                  SECTION 5 OR ACTIONS OF SHOWCASE BEYOND THE SCOPE OF THE LICENSE GRANTED IN SECTION 2 ABOVE, NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA, AND (B) NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE LICENSE FEES PAID TO ARBOR HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE OR (II) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         11.3 Infringement. While Arbor has conducted no investigation, it is not aware of any infringement that will result from distribution of the Technical Information in accordance with the terms hereof. If ShowCase becomes aware of a potential infringement or claim thereof, it will immediately notify Arbor and will, if requested by Arbor, cease distribution (and for the period of time during which such authorized distribution has ceased, ShowCase's royalty obligations shall be suspended). Arbor shall, at its cost, defend or, at its sole option, settle any claim or suit brought against ShowCase on the issue that the Technical Information infringes a copyright or U.S. patent, or violates a trade secret of any third party, provided that ShowCase (a) notifies Arbor promptly in writing of any such claim or suit; (b) gives Arbor full information and assistance in settling and/or defending the suit; and (c) gives Arbor full authority and control of the defense and/or settlement of any such action. Arbor shall not be liable for any costs or expenses incurred (1) by ShowCase without Arbor's prior written authorization; (2) for any claim based on the use or combination of the Technical Information with any other item not provided by Arbor, (3) for any claim based on ShowCase's modification of the Technical Information; (4) from use of other than the latest available version of the Technical Information, or (5) any transaction entered into by ShowCase relating to the Technical Information without Arbor's prior written consent which will not be unreasonably withheld.

         11.4 Remedies. If the Technical Information becomes subject to a claim of infringement for which Arbor may become liable, Arbor may at its option (a) obtain the right to continue using the Technical Information; (b) replace or modify the Technical Information to make it non-infringing so long as the replacement or modification meets substantially similar specifications; or (c) terminate the licenses. EXCEPT FOR THESE REMEDIES, ARBOR SHALL HAVE NO LIABILITY TO SHOWCASE OR ITS CUSTOMERS FOR VIOLATION OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, AND SHALL IN NO INSTANCE HAVE ANY LIABILITY TO SHOWCASE FOR INDIRECT OR CONSEQUENTIAL DAMAGES FROM INFRINGEMENT OTHER THAN AS SET FORTH IN THIS SECTION.

         11.5 Exports. Arbor agrees to comply with all export laws and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of any ShowCase Proprietary Information, the ShowCase AS/400 Port, or any copy of any direct product thereof in violation of any such laws and regulations. Arbor shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of all material or items deliverable by Arbor to any location and shall demonstrate to ShowCase compliance with all applicable laws and regulations prior to delivery thereof.

         11.6 Relationship of Parties. The parties hereto expressly understand and agree that ShowCase is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will indemnify Arbor from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of ShowCase's activities (including, without limitation, direct and indirect distributors), including without limitation, providing unauthorized representations or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of Arbor) to its customers or breaching any term, representation or warranty of this Agreement.

         11.7 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.

         11.8 Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Unless otherwise elected by Arbor in writing for a particular instance (which Arbor may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and U.S. Federal courts in the County of Santa Clara, California. In any action or preceding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

         11.9 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

         11.10 Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address as first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received five days after deposit in the U.S. mail.

         11.11 Entire Agreement. This Agreement amends and restates the Arbor/ShowCase License Agreement between Arbor and ShowCase dated December 19, 1995, which is hereby superseded, and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties related to the subject matter of this Agreement and all past dealing or industry custom. This Agreement does not amend or supersede ShowCase's Agreement with AppSource Corporation dated January 4, 1996, as amended.

         11.12 Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         11.13 Basis of Bargain. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

         11.14 Non-solicitation of Employees. Throughout the term of this Agreement and for a period of 12 months after any termination or expiration of this Agreement, neither party shall solicit or recruit for employment as an employee or agent, whether full-time or part-time, by contract or by direct hire, any then-current employee or individual consultant of the other party without the prior written consent of the party employing such an individual. The foregoing is not to be construed as a prohibition against conducting general advertisement campaigns or other recruiting activities not aimed specifically at the other party or its employees, nor hiring an employee or individual consultant of the other party, provided that the hiring party has not in any way solicited or recruited the other party's employee or individual consultant and that the employment relationship was initiated by the employee or individual consultant.

         11.15 Assignment. ShowCase may assign this Agreement to any party that acquires all or substantially all of the assets of ShowCase only upon the prior written consent of Arbor, which consent shall not be unreasonably withheld. By way of clarification, ShowCase acknowledges that it shall not be unreasonable for Arbor to withhold such consent if Arbor in good faith determines that the acquiring or surviving entity
         (1) is not financially sound, (2) is a significant competitor, (3) does not or is not likely to possess the technical know-how and expertise properly to maintain and support the ShowCase AS/400 Port, (4) does not or is not likely to allocate sufficient resources to the maintenance and support of the ShowCase AS/400 Port, or (5) is not able or willing to provide the necessary security for the protection of the Technical Information, the Arbor trademarks, or the Arbor Proprietary Information. For purposes of this Section 11.15 Arbor agrees that it will give its consent if ShowCase is acquired by or merges with (*) provided that (*) is then a reseller of the Essbase Software. If (*) is not a reseller of the Essbase Software, then Arbor will, within 30 days after ShowCase's request, determine whether it will give its consent for the succeeding 6 month period if ShowCase is acquired by or merges with (*) during such 6 month period. There is no limit to the number of times that this process may be repeated.

         11.16 Survival of Provisions. The provisions of this Agreement which by their terms ought to survive termination of the Agreement shall survive such termination.

Executed as of the effective date by the authorized representatives of the parties.

SHOWCASE CORPORATION                      ARBOR SOFTWARE CORPORATION


By      /s/ Ken Holec                     By      /s/ Stephen Imbler
    ----------------------------------        ----------------------------------
Name     Ken Holec                        Name     Stephen Imbler
     ---------------------------------         ---------------------------------
Title    President and CEO                Title    Chief Financial Officer
      --------------------------------          --------------------------------



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                              QUALIFYING ORDER FORM

Prospect Company Name
                                         ---------------------------------------
Prospect Address/Phone/Fax
                                         ---------------------------------------
Prospect Primary Contact Name
                                         ---------------------------------------
Date of Initial Prospect Contact
                                         ---------------------------------------
Date of Intro.  to Fulfiller Party
                                         ---------------------------------------
Requester Contact/Location
                                         ---------------------------------------
Anticipated Purchase Amount
                                         ---------------------------------------
Description of Opportunity
                                         ---------------------------------------

                                         ---------------------------------------
Anticipated Purchase Date
                                         ---------------------------------------
Sales Manager Approval
                                         ---------------------------------------
Extension Date (if approved)
                                         ---------------------------------------

Accepted by:


---------------------------------            -----------------------------------
Authorized Signature                         Authorized Signature



Name:______________________________          Name:______________________________

Title:_____________________________          Title:_____________________________

 Date:_____________________________           Date:_____________________________

                                    EXHIBIT A

                                VOLUME DISCOUNTS

For single transactions where the license fees charged by ShowCase are in the ranges specified below, the royalty payable by ShowCase to Arbor will be adjusted as shown below:

For sales of the ShowCase AS/400 Port:

         License Fees                           Adjusted Royalty Rate

         (*)                                            (*)



For sales of non-ported Essbase Software:

         License Fees                           Adjusted Royalty Rate

         (*)                                            (*)



Notes:

Transaction prices above $(*) will be handled on a case-by-case basis.

To qualify for the volume discounts, the sale must represent a single transaction to one customer. Payment terms offered to end user customer do not affect royalty payments.

Maintenance price calculation for sales that qualify for the volume discount schedule will be based on net royalty received.






(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.